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                                                                    EXHIBIT 23.6

           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our reserve report dated as of June 30, 1997, and to all references to our firm appearing in DeepTech International Inc.'s First Amendment to the Annual Report on Form 10-K/A for the fiscal year ended June 30, 1997 incorporated by reference in this Form S-4. We also consent to the reference to us under the heading "Experts" in this Form S-4.

                                        NETHERLAND, SEWELL & ASSOCIATES, INC.

                                        By:      /s/ FREDERIC D. SEWELL
                                           -------------------------------------
                                           Frederic D. Sewell
                                           President

Dallas, Texas

June 16, 1998